Exhibit 1

Joint Filing Agreement

The undersigned agree that the foregoing statement on Schedule 13D/A, dated June 21, 2007, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date: June 21, 2007

                 /s/ Thomas W. Smith
                        Thomas W. Smith

                /s/ Scott J. Vassalluzzo
                      Scott J. Vassalluzzo

IDOYA PARTNERS L.P.

                 /s/ Thomas W. Smith
By:	Thomas W. Smith
Its:	General Partner

PRESCOTT ASSOCIATES L.P.

                 /s/ Thomas W. Smith
By:	Thomas W. Smith
Its:	General Partner